UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0000225 per share	ACN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On July 10, 2026, Accenture Capital Inc. (“Accenture Capital”), a Delaware corporation and a wholly owned subsidiary of Accenture plc (“Accenture”), closed the sale of $300,000,000 aggregate principal amount of its floating rate notes (the “Floating Rate Notes”) due 2029, $1,000,000,000 aggregate principal amount of its 4.750% senior notes due 2029 (the “2029 Notes”), $1,500,000,000 aggregate principal amount of its 5.000% senior notes due 2031 (the “2031 Notes”), $1,100,000,000 aggregate principal amount of its 5.300% senior notes due 2033 (the “2033 Notes”) and $1,100,000,000 aggregate principal amount of its 5.600% senior notes due 2036 (the “2036 Notes” and, together with the Floating Rate Notes, the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”) pursuant to an Underwriting Agreement dated July 8, 2026 (the “Underwriting Agreement”) among Accenture Capital, as issuer, Accenture, as guarantor, and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as managers of the several underwriters named in Schedule II thereto. The sale of the Notes was registered under Accenture and Accenture Capital’s registration statement on Form S-3 filed on September 30, 2024 (File Nos. 333-282399 and 333-282399-02) (the “Registration Statement”). The Notes are fully and unconditionally guaranteed by Accenture.

The aggregate public offering price of the Notes was $4.997 billion and the estimated net proceeds from the offering were approximately $4.979 billion, after deducting underwriting discounts from the public offering price and before deducting offering expenses. The Notes were issued pursuant to an Indenture dated as of October 4, 2024 among Accenture Capital, as issuer, Accenture, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), together with an officer’s certificate dated as of July 10, 2026 issued pursuant thereto establishing the terms of each series of the Notes (the “Officer’s Certificate”).

The foregoing descriptions of the Underwriting Agreement, the Indenture, the Officer’s Certificate and the Notes are qualified in their entirety by the terms of such documents. The following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and in the Registration Statement: Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.1 and 5.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 8, 2026, among Accenture Capital Inc., Accenture plc, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as managers of the several underwriters named in Schedule II therein
4.1	Officer’s Certificate of Accenture Capital Inc., dated as of July 10, 2026
4.2	Form of Floating Rate Note due 2029 (included in Exhibit 4.1)
4.3	Form of 4.750% Note due 2029 (included in Exhibit 4.1)
4.4	Form of 5.000% Note due 2031 (included in Exhibit 4.1)
4.5	Form of 5.300% Note due 2033 (included in Exhibit 4.1)
4.6	Form of 5.600% Note due 2036 (included in Exhibit 4.1)
5.1	Opinion of Arthur Cox LLP
5.2	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Arthur Cox LLP (included in Exhibit 5.1)
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 10, 2026	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	General Counsel & Corporate Secretary